Exhibit 10.1

FIRST AMENDMENT OF
AMENDED AND RESTATED LEGACY RESERVES LP LONG-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT is made as of the date set forth below by Legacy Reserves GP LLC (the “Company”).

W I T N E S S E T H :

WHEREAS, the Amended and Restated Legacy Reserves LP Long-Term Incentive Plan (the “Plan”) is maintained for the benefit of certain eligible persons as set forth in the Plan; and

WHEREAS, all words with initial capital letters shall have the same meaning herein as ascribed thereto in the Plan; and

WHEREAS, the Company desires to amend the Plan, effective as set forth below, to increase the number of units representing limited partner interests available thereunder; and

WHEREAS, in Section 7(a) of the Plan, the Board and the Committee reserved the right to amend the Plan from time to time; and

WHEREAS, the Committee has approved the amendment of the Plan to effect the changes generally described above and as specifically set forth in the amendment below;

NOW, THEREFORE, the Plan is hereby amended by this First Amendment thereto, as follows:

1.                                      The first sentence of Section 4(a) is hereby amended to provide as follows:

“Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying any Award with respect to the Plan is 5,000,000.”

2.                                      Except as modified herein, the Plan is specifically ratified and affirmed.

IN WITNESS WHEREOF, this First Amendment of the Plan is executed this 12th day of June, 2015, to be effective as herein provided.

LEGACY RESERVES GP LLC

By:	/s/ Dan G. LeRoy
Printed Name: Dan G. LeRoy
Title: Vice President, General Counsel and Secretary